                SECURITIES AND EXCHANGE COMMISSION


                      Washington, D.C. 20549


                             FORM 8-K


                          CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


Date of Report (Date of earliest event reported)  April 30, 1996
                                                  ______________


                            ICO, Inc.
_________________________________________________________________
      (Exact name of registrant as specified in its charter)

Texas                         0-10068              75-1619554
_________________________________________________________________
(State or other             (Commission        (IRS Employer
jurisdiction                 File Number)       Identification
of incorporation)                               No.)


100 Glenborough Drive, Suite 250, Houston, Texas         77067
_________________________________________________________________
(Address of principal executive offices)               Zip Code


Registrant's telephone number, including area code

                          (713) 872-4994
_________________________________________________________________



_________________________________________________________________
  (Former name or former address, if changed since last report.)


                        Page 1 of 2 Pages

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Item 2.   Acquisition or Disposition of Assets.
          _____________________________________

     On April 29, 1996, the shareholders of ICO, Inc. ("ICO") approved the issuance of its Common Stock in connection with the previously announced merger ("Merger") of Wedco Technology, Inc., a New Jersey corporation ("Old Wedco") with and into W Acquisition Corp., a newly formed New Jersey corporation and wholly-owned subsidiary of ICO ("New Wedco"). ICO's shareholders did not approve of the changing of ICO's name to Willoughby International, Inc. The shareholders of Old Wedco approved the Merger on April 29, 1996. As part of the Merger, New Wedco, the surviving corporation changed its name to "Wedco Technology, Inc." The Merger became effective on April 30, 1996. Pursuant to the Merger, each share of Old Wedco was converted into the right to receive, at the option of the holder, either (i) 2.20 shares of ICO Common Stock and $3.50 in cash or (ii) 2.84 shares of ICO Common Stock.

     Pursuant to the Merger, Walter L. Leib, George Sirusas and
William E. Willoughby, each former directors of Old Wedco, became directors of ICO.

     Wedco Technology, Inc. is the leading provider of grinding and other size reduction services and equipment for the petrochemical industry, with operations throughout the United
States and in the Netherlands, the United Kingdom and Sweden.

Item 7.   Financial Statements and Exhibits.
          _________________________________

     Exhibit 2. Merger Agreement dated as of December 8, 1995, as amended, among Wedco Technology, Inc., W Acquisition Corp. and the Registrant incorporated by reference to Registration No. 333-
00831.

     It is impractical to file the required financial statements and pro forma financial statements with this filing. These items will be filed by July 14, 1996.


                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, ICO, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ICO, INC.


Date:  May 14, 1996
                   	           	   /s/Asher O. Pacholder
                                   ______________________________
                                   Dr. Asher O. Pacholder
                                   Chairman and Chief Financial
                                   Officer